Exhibit 5.1

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852

 TEL (212) 715-7787                                             47, Avenue Hoche
 FAX (212) 715-8047                                                75008 Paris
                                                                     France

                                                       June 14, 2000

Greg Manning Auctions, Inc.
775 Passaic Avenue
West Caldwell, NJ 07006

                           Registration Statement on Form S-3
                           ----------------------------------

Ladies and Gentlemen:

                  We have acted as counsel to Greg Manning Auctions, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a pre-effective Amendment No. 1 (the "Amendment") to the Company's registration statement on Form S-3 (registration no. 333-38354), filed with the Securities and Exchange Commission on June 1, 2000 (the "Registration Statement"), pursuant to which the Company will register for resale under the Securities Act of 1933, as amended (the "Act"), an additional 9,241 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), issued by the Company to the selling shareholder named in the Amendment, raising the aggregate number of shares of the Company's Common Stock to be registered under the Registration statement to 132,019 shares.

                  In connection with the registration of the additional Common Stock, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) certificates of public officials and (ii) as to matters of fact, statements and certificates of officers and representatives of the Company.

                  Based upon the foregoing, we are of the opinion that the Common Stock has been validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Amendment. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                  We note that a partner of this firm is a member of the board of directors and a shareholder of the Company.

                                        Very truly yours,


                                       /s/ Kramer Levin Naftalis & Frankel LLP